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                                                                    EXHIBIT 10.1







                             2000 STOCK OPTION PLAN
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                             M-TRON INDUSTRIES, INC.

                             2000 STOCK OPTION PLAN


                                   ARTICLE I.

                                     PURPOSE

         The purpose of this M-tron Industries, Inc. 2000 Stock Option Plan (the "Plan"), is to enhance the profitability and value of M-tron Industries, Inc. (the "Company") for the benefit of its shareholders by enabling the Company to offer certain employees and Consultants (as defined herein) of the Company and its Subsidiaries (as defined herein) and non-employee directors of the Company stock based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees, Consultants and non- employee directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's shareholders.


                                   ARTICLE II.

                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

                  2.1. "Board" shall mean the Board of Directors of the Company.

                  2.2. "Cause" shall mean, with respect to a Participant's Termination of Relationship, unless otherwise determined by the Committee at grant, willful misconduct in connection with the Participant's employment or consultancy or willful failure to perform his or her employment or consultancy responsibilities in the best interests of the Company (including, without limitation, breach by the Participant of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Committee, which determination shall be final, conclusive and binding. With respect to a Participant's Termination of Directorship, Cause shall mean an act or failure to act that constitutes "cause" for removal of a director under applicable Delaware law.

                  2.3. "Change in Control" shall have the meaning set forth in
         Article VIII.

                  2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any
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         reference to any section of the Code shall also be a reference to any successor provision.

                  2.5. "Committee" shall mean a committee or sub-committee of the Board appointed from time to time by the Board or such committee, as the case may be, which Committee shall consist solely of two or more directors who are both (i) non- employee directors as defined in Rule 16b-3 (as defined herein) and (ii) outside directors as defined under
         Section 162(m) of the Code (as defined herein). If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or
         Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b- 3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. Notwithstanding the foregoing, with respect to grants of Options to non-employee directors and any action hereunder relating to Options held by non-employee directors, the Committee shall mean the Board. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

                  2.6. "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

                  2.7. "Consultant" means any advisor or consultant to the Company or its Subsidiaries who is eligible pursuant to Article V to be granted Options under this Plan.

                  2.8. "Disability" shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

                  2.9. "Effective Date" shall mean the effective date of the Plan as defined in Article XII.

                  2.10. "Eligible Employee" shall mean the employees of the Company and its Subsidiaries who are eligible pursuant to Article V to be granted Options under this Plan.

                  2.11. "Exchange Act" shall mean the Securities Exchange Act of 1934.

                  2.12. "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily


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         tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

                  2.13. "Good Reason" shall mean, with respect to a Participant's Termination of Relationship, (i) if there is an employment agreement between the Company or a Subsidiary and the Participant in effect at the time of grant that defines "good reason" (or words of like import) a termination that is or would be deemed for "good reason" (or words of like import) as defined under such employment agreement at the time of grant, (ii) if there is an employment agreement between the Company or a Subsidiary and the Participant in effect at the time of grant that does not define "good reason" (or words of like import), a voluntary termination which is permitted under the terms of such employment agreement and which is at least ninety (90) days after the occurrence of an event which would be grounds for a termination by the Company that is or would be deemed for "cause" (or words of like import) as defined under such employment agreement at the time of grant, or (iii) if there is no employment agreement between the Company or a Subsidiary and the Participant in effect at the time of grant, a voluntary termination for any reason upon two (2) weeks' prior written notice to the Company, which is at least ninety (90) days after the occurrence of an event which would be grounds for a Termination of Relationship by the Company for Cause (without regard to any notice or cure period requirement).

                  2.14. "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be, and designated as, an "Incentive Stock Option" within the meaning of Section 422 of the Code.

                  2.15. "Non-Qualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

                  2.16. "Participant" shall mean the following persons to whom an Option has been granted pursuant to this Plan: Eligible Employees and Consultants of the Company or its Subsidiaries and non-employee directors of the Company.

                  2.17. "Retirement" with respect to a Participant's Termination of Relationship shall mean a Termination of Relationship without Cause from the Company and/or a Subsidiary by a Participant who has attained
         (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant. With respect to a Participant's Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five (65).

                  2.18. "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the


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         Exchange Act as then in effect or any successor provisions.

                  2.19. "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

                  2.20. "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted to Eligible Employees, Consultants or non-employee directors pursuant to Article VI.

                  2.21. "Subsidiary" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

                  2.22. "Ten Percent Shareholder" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code.

                  2.23. "Termination of Consultancy" shall mean (i) an individual is no longer acting as a Consultant to the Company or a Subsidiary; or (ii) when an entity which is retaining a Participant as a Consultant ceases to be a Subsidiary, unless the Participant thereupon is retained as a Consultant by the Company or another Subsidiary.

                  2.24. "Termination of Directorship" shall mean, with respect to a non- employee director, that the non-employee director has ceased to be a director of the Company for any reason.

                  2.25. "Termination of Employment" shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Subsidiaries; or (ii) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant thereupon becomes employed by the Company or another Subsidiary.

                  2.26. "Termination of Relationship" shall mean a Termination of Employment or a Termination of Consultancy, as applicable.

                  2.27. "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                  2.28. "Withholding Election" shall have the meaning set forth in Section 11.4.


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                                  ARTICLE III.

                                 ADMINISTRATION

         3.1. (A) THE COMMITTEE. Except as provided in Section 3.1(B), the Plan shall be administered and interpreted by the Committee.

              (B) THE BOARD. In the case of awards to non-employee directors, the Plan shall be administered and interpreted by the Board and all references in the Plan to the Committee shall be deemed to refer to the Board.

         3.2. AWARDS. The Committee shall have full authority to grant Stock Options, pursuant to the terms of this Plan. In particular, the Committee shall have the authority:

                  (a) to select the Eligible Employees, Consultants and non-employee directors to whom Stock Options may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Employees, Consultants or non-employee directors;

                  (c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Employee, Consultant or non-employee director;

                  (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Stock Option granted hereunder to an Eligible Employee, Consultant or non-employee director (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

                  (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees, Consultants or non-employee directors in order to exercise Options under the Plan; and

                  (g) to determine whether to require Eligible Employees, Consultants or non- employee directors, as a condition of the granting of any Option, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period


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         of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

         3.3. GUIDELINES. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Option granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any) and the applicable provisions of Section 162(m) of the Code (if any). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. If and solely to the extent applicable, this Plan is intended to comply with Rule 16b-3 and Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

         3.4. DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, conclusive and binding on the Company and all employees, directors, consultants and Participants and their respective heirs, executors, administrators, successors and assigns.

         3.5. RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         3.6. PROCEDURES. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         3.7. DESIGNATION OF ADVISORS -- LIABILITY.


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                  (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

                  (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph
         (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's or former officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him or her under this Plan.


                                   ARTICLE IV.

                           SHARE AND OTHER LIMITATIONS

         4.1. SHARES.


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                  (a) GENERAL LIMITATION. The aggregate number of shares of
         Common Stock which may be issued under this Plan with respect to which Stock Options may be granted shall not exceed 1,125,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Stock Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or the Company repurchases any Stock Option pursuant to Section 6.3(f), the number of shares of Common Stock underlying the repurchased Option, and/or the number of shares of Common Stock underlying any unexercised Option shall again be available for the purposes of Options under the Plan.

                  (b) INDIVIDUAL PARTICIPANT LIMITATIONS. The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan to each Participant shall not exceed 250,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company.

         4.2. CHANGES.

                  (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Subsidiary, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Subsidiary, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

                  (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option and the purchase price thereof as well as the number of shares reserved for issuance under the Plan and the maximum limit on options that may be granted to a Participant in any fiscal year, shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee shall be final, conclusive and binding on the Company and all Participants and employees and their


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         respective heirs, executors, administrators, successors and assigns.

                  (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to this Section 4 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding- up for fractions equal to or greater than one-half (1/2), provided, however, that fractions shall not be rounded up in the case of Incentive Stock Options. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                  (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, Consultants and non-employee directors, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option Agreement) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

                  If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.


                                   ARTICLE V.

                                   ELIGIBILITY

         All employees and Consultants of the Company and its Subsidiaries and all non- employee directors of the Company are eligible to be granted Stock Options under this Plan. Eligibility under this Plan shall be determined by the Committee in its sole discretion.


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                                   ARTICLE VI.

                               STOCK OPTION GRANTS

         6.1. OPTIONS. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of
Section 422 of the Code or (ii) a Non-Qualified Stock Option.

         6.2. GRANTS. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant to any Consultant one or more Non-Qualified Stock Options. The Board shall have the authority to grant to any non- employee director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option.

         6.3. TERMS OF OPTIONS. Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

                  (a) OPTION PRICE. The option price per share of Common Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee.

                  (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five (5) years.

                  (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or


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         accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

                  (d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock withheld from the shares to be received on the exercise of a Stock Option hereunder or Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for and the Participant shall have none of the rights of a holder of shares of Common Stock until such shares of Common Stock have been issued.

                  (e) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                  Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

                  (f) BUY OUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                  (g) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised)


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         and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

                  (h) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the Reload and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

         6.4. TERMINATION OF RELATIONSHIP. The following rules apply with regard to Options upon the Termination of Relationship of a Participant:

                  (a) TERMINATION BY REASON OF DEATH. If a Participant's Termination of Relationship is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

                  (b) TERMINATION BY REASON OF DISABILITY. If a Participant's Termination of Relationship is by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

                  (c) TERMINATION BY REASON OF RETIREMENT. If a Participant's Termination of Relationship is by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the

         Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

                  (d) INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If a Participant's Termination of Relationship is by involuntary termination without Cause or for Good Reason, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

                  (e) TERMINATION WITHOUT GOOD REASON. If a Participant's Termination of Relationship is voluntary but without Good Reason and such Termination of Relationship occurs prior to, or more than ninety
         (90) days after, the occurrence of an event which would be grounds for Termination of Relationship by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such Termination of Relationship, but in no event beyond the expiration of the stated term of such Stock Option.

                  (f) OTHER TERMINATION. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Relationship is for any reason other than death, Disability, Retirement, Good Reason involuntary termination without Cause or voluntary termination as provided in subsection (e) above, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination, provided that (unless the Committee determines a different period upon grant or, if, no rights of the Participant are reduced, thereafter) in the event such termination is for Cause or is a voluntary termination without Good Reason or voluntary resignation within ninety (90) days after occurrence of an event which would be grounds for Termination of Relationship by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination of Relationship for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Relationship by the Company for Cause.

         6.5. TERMINATION OF DIRECTORSHIP. The following rules apply with regard to Options upon the Termination of Directorship:

                  (a) DEATH, DISABILITY OR OTHERWISE CEASING TO BE A DIRECTOR OTHER THAN FOR

         CAUSE. Except as otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon the Termination of Directorship, on account of Disability, death, Retirement, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (b) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for a one (1) year period commencing on the date of the Termination of Directorship, provided that such one (1) year period shall not extend beyond the stated time of such Options.

                  (b) CAUSE. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

                  (c) CANCELLATION OF OPTIONS. No Options that were not exercisable during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.


                                  ARTICLE VII.

                               NON-TRANSFERABILITY

         Except as authorized by the Committee, no Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. No Stock Option shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person.

                                  ARTICLE VIII.

                          CHANGE IN CONTROL PROVISIONS

         8.1. BENEFITS. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Option, the Participant shall be entitled to the following benefits:

                  (a) Subject to paragraph (b) below, all outstanding Options of Participants granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 8.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

                  (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to an Eligible Employee or Consultant hereunder or thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by such Participant's employer (or the parent or a subsidiary of such employer), or in the case of a Consultant, by the entity (or its parent or subsidiary) which retains the Consultant, immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

                           (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

                           (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

                           (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control).

                  For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation ss. 1.425-1 (and any amendments thereto).

         8.2. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred:

                  (a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

                  (b) during any period of two consecutive years, a change in the composition of the Board of Directors of the Company such that the individuals who, as of the date hereof, comprise the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Board;

                  (c) upon the merger or consolidation of the Company with any other corporation (other than a parent or subsidiary corporation within the meaning of Section 424(e) or 424(f) of the Code, respectively), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) upon the shareholders' of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                                   ARTICLE IX.

                      TERMINATION OR AMENDMENT OF THE PLAN

         9.1. TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the shareholders of the Company, if and to the extent required or under the applicable provisions of Section 162(m) of the Code or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the maximum individual Participant limitations under Section 4.1(b); (ii) change the classification of employees eligible to receive Options under this Plan; (iii) extend the maximum option period under Section 6.3; or (iv) require shareholder approval in order for the Plan to continue to comply with the applicable provisions, if any, of
Section 162(m) of the Code or, with regard to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the shareholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require shareholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

         The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                                   ARTICLE X.

                                  UNFUNDED PLAN

         10.1. UNFUNDED STATUS OF PLAN. This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE XI.

                               GENERAL PROVISIONS

         11.1. LEGEND. The Committee may require each person receiving shares of Common Stock pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         11.2. OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         11.3. NO RIGHT TO EMPLOYMENT/CONSULTANCY/DIRECTORSHIP. Neither this Plan nor the grant of any Option hereunder shall give any Participant or other individual any right with respect to continuance of employment or consultancy by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed or if a consultant, retained, to terminate his employment or consultancy at any time. Neither this Plan nor the grant of any Option hereunder shall impose any obligation on the Company to retain any Participant as a director, nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

         11.4. WITHHOLDING OF TAXES. The Company shall have the right, if necessary or desirable (as determined by the Company), to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

         The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

         11.5. LISTING AND OTHER CONDITIONS.

                  (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

                  (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

                  (c) Upon termination of any period of suspension under this
         Section 11.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         11.6. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         11.7. CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         11.8. OTHER BENEFITS. No Stock Option granted under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

         11.9. COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to the exercise of any Options hereunder.

         11.10. NO RIGHT TO SAME BENEFITS. The provisions of Options need not be the same with respect to each Participant, and such Options to individual Participants need not be the same in subsequent years.

         11.11. DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

         11.12. SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. To the extent applicable, the Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. For purposes of this paragraph, the Company shall be deemed publicly held when and if the Company has a class of common equity securities registered under Section 12 of the Exchange Act.

         11.13. SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         11.14. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                  ARTICLE XII.

                             EFFECTIVE DATE OF PLAN

         The Plan shall take effect upon adoption by the Board, but the Plan (and any grants of Options made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Options shall be null and void.

                                  ARTICLE XIII.

                                  TERM OF PLAN

         No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of shareholder approval, but Options granted prior to such tenth anniversary may extend beyond that date.

                                  ARTICLE XIV.

                                  NAME OF PLAN

         This Plan shall be known as the M-tron Industries, Inc. 2000 Stock Option Plan.